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                                                                   Exhibit 10.32

                           NATIONAL PROCESSING COMPANY
                      LONG-TERM INCENTIVE COMPENSATION PLAN
                               FOR SENIOR OFFICERS

                AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2000

                  ARTICLE 1. ESTABLISHMENT AND PURPOSE OF PLAN
         1.1 ESTABLISHMENT OF THE PLAN. The following are the provisions of the National Processing Company Long-Term Incentive Compensation Plan for Senior Officers (herein referred to as the "Plan"), effective as of January 1, 2000, which is an amendment and restatement of the National City Processing Company Long-Term Incentive Plan for Senior Officers effective effective January 1, 1998 ("Predecessor Plan").

         1.2 EFFECTIVENESS. The Plan shall be effective for all purposes with respect to Plan Cycles commencing on or after January 1, 2000.

         1.3 PURPOSE. The purpose of the Plan is to maximize the returns to stockholders and to promote the long-term profitability and success of the Corporation by providing an incentive to those key executives of the Corporation who are primarily responsible for such profitability and success.

         1.4 OPERATION OF THE PLAN. The Plan shall be administered by the Committee. A Plan Cycle of three years will be established each year that the Plan is in operation.


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                             ARTICLE 2. DEFINITIONS

         2.1 DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.

         (a) "Active Participant" shall mean an Eligible Employee who is approved by the Committee for participation in a Plan Cycle of the Plan. Such approval shall be determined with respect to each Plan Cycle prior to March 31 of the first year of that Plan Cycle, and shall be redetermined with respect to each new Plan Cycle.

         (b) "Average Stock Price" shall be determined with respect to each Plan Cycle for the month of December prior to such Plan Cycle (the Average Stock Price at the beginning of the Plan Cycle) and for the last full calendar month of the Plan Cycle (the Average Stock Price at the end of the Plan Cycle) and shall mean the arithmetic mean (the average) of the closing prices of a share of common stock of a company as reported on any national securities exchange (or by any national quotation system accepted by the Committee for this purpose) for each of the trading days (on which such shares were traded) in such calendar month. If the shares of common stock are not then so traded or regularly reported, the stock price shall be determined by such means as the Committee shall determine. Notwithstanding the foregoing, the Committee may determine prior to the start of a Plan Cycle that a different set of time periods are appropriate for measuring performance under the Plan, and such different time periods may be used to determine Average Stock Prices at the beginning and the end of such Plan Cycle.

         (c) "Base Salary" shall mean the average annual salary of an employee during that portion, or all of the Plan Cycle for which he or she is an Active Participant, exclusive of any bonuses, incentive pay, special awards, or stock options.

         (d)      "Board" shall mean the Board of Directors of the Corporation.

         (e)      "Change in Control" see Section 11.3.

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         (f)      "Corporation" shall mean National Processing Company.

         (g) "Committee" shall be composed of the Chief Executive Officer of the Corporation, the individual at National City Corporation who has primary responsibility of monitoring the activities of the Corporation and the officer in charge of Corporate Human Resources at National City Corporation.

         (h) "Disability" shall mean the inability, by reason of a medically determinable physical or mental impairment, to engage in substantial and gainful activity for a continuous period of 26 weeks or more as determined by the Committee.

         (i) "Early Retirement" shall mean retirement at or after age 55 with at least ten years of service with the Employer and/or National City Corporation prior to Normal Retirement.

         (j) "Earnings Award" shall mean the payment earned by a Participant based on earnings growth as set forth in Section 4.2.

         (k)      "Effective Date" see Section 11.4.

         (l) "Eligible Employee" shall mean an Employee who is employed in a position meeting the defined eligibility criteria for participation in the Plan, as set forth in Article 3.

         (m) "Employee" shall mean an individual employed by an Employer on a regular active and full-time salaried basis.

         (n) "Employer" shall mean the Corporation or any corporation, organization or entity controlled by the Corporation.

         (o)      "Implementation Date" see Section 11.4.

         (p) "Inactive Participant" shall mean an individual who was an Active Participant in the Plan for a Plan Cycle, who is not currently an Active Participant for a Plan Cycle but who continues to have an interest under the Plan.

         (q) "Normal Retirement" shall mean leaving the employ of the Employer and National City Corporation at or after the age 62 with at least twenty years of continuous service

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with the Employer and/or National City Corporation or at or after the age 65 with at least five years of continuous service with the Employer and/or National City Corporation.

         (r) "Participant" shall mean and include all Active Participants and all Inactive Participants.

         (s) "Peer Group" shall mean a group of comparable corporations used to measure relative performance. Such Peer Group shall be established by the Committee for each Plan Cycle prior to the commencement of the Plan Cycle, and shall not thereafter be changed with respect to such Plan Cycle, provided, however, that one or more members of a Peer Group shall be dropped therefrom in the event of the acquisition of the Peer Group Member, the acquisition of sixty-five percent or more of the gross assets of the Peer Group Member or the merger of the Peer Group Member with another company(ies) where the Peer Group Member is not the surviving corporation.

         (t) "Peer Group Award" shall mean the payment earned by a Participant based on comparison of the Total Shareholder Return with the Peer Group as set forth in Section 4.1.

         (u) "Plan" shall mean this National Processing Company Long-Term Incentive Compensation Plan for Senior Officers Effective January 1, 1998.

         (v) "Plan Cycle" shall mean a period of three consecutive fiscal years of the Corporation and shall be referred to by the fiscal year in which a particular Plan Cycle commences.

         (w)      "Predecessor Plan" see Section 1.1.

         (x)      "Subsidiary" see paragraph 11.3(e)

         (y) "Total Award" shall mean the payment earned by a Participant based on the Peer Group Award and the Earnings Award.

         (z) "Total Stockholder Return" with respect to a stock shall be calculated in the following manner:

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                  (i)      Add the Average Stock Price at the end of the Plan
                           Cycle for such stock to the dividends paid on the stock during the Plan Cycle (if any), and then subtract the Average Stock Price at the beginning of the Plan Cycle for such stock.

                  (ii) Divide the resulting sum of (i) above by the Average Stock Price at the beginning of the Plan Cycle for such stock.

                 (iii) The result equals Total Stockholder Return with respect to such stock for the Plan Cycle.

          (aa) "Vesting Event" shall mean the earliest to occur of the following events:

                  (1)      for each Award, the end of the respective Plan Cycle,

                  (2)      the Effective Date of a Change in Control,

                  (3) the date a Participant is eligible to retire on a Normal Retirement,

                  (4)      the date a Participant incurs a Disability,

                  (5)      the date of a Participant's death.

         Each Participant and Beneficiary with respect to whom a Vesting Event has occurred shall be 100% vested in his or her benefits or Awards earned or accrued hereunder as of the date of such Vesting Event, subject to the forfeiture provisions of Article 10.

         (bb)     "Voting Stock" see paragraph 11.3(e).

         2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine, and the definition of any term in the singular shall include the plural.

                    ARTICLE 3. ELIGIBILITY AND PARTICIPATION

         3.1 ELIGIBILITY. Eligibility for participation in the Plan will be limited to those senior officers of the Corporation and its subsidiaries who, by the nature and scope of their positions, are materially responsible for the management, growth, and overall success of the Corporation, as determined by the Committee.

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         3.2 PARTICIPATION. Participation in the Plan shall be determined by the
Committee with respect to each Plan Cycle prior to the commencement of the Plan Cycle. The Committee may base its approval upon the recommendation of the President of the Corporation. The Committee shall classify senior officers for the purposes of the Plan into the following categories:

             CATEGORY      PERSONS INCLUDED

             Category I    President of the Corporation
             Category II   Executive  officers of the  Corporation and Executive
                           officers of major subsidiaries of the Corporation and similar officers

         Each Eligible Employee approved for participation shall be notified of the selection as soon after approval as is practicable and shall become a Participant upon acceptance by him or her of such selection; provided however, that after December 31, 1994, no Eligible Employee shall become a Participant in the Plan with respect to any Plan Cycle after the commencement of such Plan Cycle.

         3.3 PARTICIPANT FOR PART OF A PLAN CYCLE. In the event an Employee is an Eligible Employee for only a portion of a Plan Cycle (Participation Portion) such Eligible Employee may, in the Committee's discretion, be a Participant for such portion of the Plan Cycle but his or her Award will be based upon his or her Base Salary at the end of such Participation Portion and such Award will normally be pro-rated to reflect the number of months in the Participation Portion of the Plan Cycle compared to the number of months in the total Plan Cycle.

         3.4 CATEGORY CHANGES DURING A PLAN CYCLE. In the event a Participant is promoted or demoted from one Category to another during a Plan Cycle, the Committee may, in its discretion, (a) continue such Participant in the Category he or she was in prior to such promotion or demotion, (b) provide for participation from and after the promotion or demotion to the new Category, or
(c) provide for a combination of (a) and (b).

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         In the event of a Plan Cycle for which the Participant's participation is thus split between two Categories, the Award for such Plan Cycle will normally be pro-rated to reflect the portions of the Plan Cycle spent in each Category and each part of the Award will be based upon the Participant's Base Salary at the end of the appropriate portions of the Plan Cycle.

         3.5 NO RIGHT TO PARTICIPATE. No Participant or Employee shall have a right at any time to be selected for current or future participation in the Plan.

                         ARTICLE 4. AWARD DETERMINATION

         4.1 PEER GROUP AWARD FOR EACH PLAN CYCLE. Prior to the beginning of the Plan Cycle the Committee shall establish the threshold award, target award and maximum award performance levels for the Plan Cycle, against which the Total Stockholder Return of the Corporation for the Plan Cycle shall be compared to average (arithmetical mean) of the Total Stockholder Returns of the members of the Peer Group. The Committee shall also determine the membership of the Peer Group for the Plan Cycle at such time.

         4.2 EARNINGS GROWTH. The threshold Earnings Award shall be awarded if, in the sole discretion of the Committee the Corporation has achieved a compund growth rate in earnings per share of 10%, target Earnings Award shall be awarded if, in the sole discretion of the Committee the Corporation has achieved a compound growth rate in earnings per share of 12%. The maximum Earnings Award shall be awarded if, in the sole discretion of the Committee, the Corporation has achieved a compound growth rate in earnings per share of 15%. If the compound growth rate in earnings per share of the Corporation is greater than 10% but less than 15%. The Committee shall pro-rate the award. In determining the compound growth rate in earnings per share of the Corporation the Committee may make adjustments as it deems appropriate for acquisitions, divestitures and other one-time events.

         4.3 Total AWARD. The amount of Total Award that shall be awarded to a Participant under this Plan shall be expressed as a percentage of Base Salary. Such percentage shall be determined on the basis of the attainment, or lack of attainment, by the Corporation of the

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threshold, target or maximum performance for the Peer Group Award and target or maximum performance for the Earnings Award, as follows:

                                PEER GROUP AWARD

                          PERCENT OF BASE COMPENSATION


                  CATEGORY    THRESHOLD       TARGET       MAXIMUM
                  --------    ---------      --------      -------
                      I          6%            12%           24%
                      II         4%             8%           16%

                                 EARNINGS AWARD

                          PERCENT OF BASE COMPENSATION


                  CATEGORY    THRESHOLD       TARGET       MAXIMUM
                  --------    ---------      --------      -------
                     I           9%            18%           36%
                     II          6%            12%           24%


                          ARTICLE 5. PAYMENT OF AWARDS

         5.1 FORM AND TIMING OF PAYMENT OF AWARDS. Within 90 days after the end of the Plan Cycle, the Participant's shall be entitled to receive a cash payment equal to the entire amount of the Participant's Award. Except as otherwise provided for in Section 6.1, to receive an Award a Participant must be an Employee on the date on which the Plan Cycle ends. The Committee may terminate a Participant's Award prior to any Vesting Event.

                      ARTICLE 6. TERMINATION OF EMPLOYMENT

         6.1 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY OR NORMAL RETIREMENT. In the event a Participant's employment is terminated during a Plan Cycle at or after the occurrence of a Vesting Event other than a Change in Control the Participant shall be eligible to receive a

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pro-rated Award reflecting his or her partial participation. This pro-ration shall be determined by multiplying the Award by a fraction the numerator of which is the number of full months of participation to the date participation ends, and the denominator of which is 36. The Award thus determined shall be payable as soon as practicable following the end of the Plan Cycle.

         6.2 OTHER TERMINATIONS OF EMPLOYMENT. In the event a Participant's employment is terminated during a Plan Cycle prior to a Vesting Event, the Participant's participation in such Plan Cycle shall end and the Participant shall not be entitled to any Award for such Plan Cycle.

                        ARTICLE 7. RIGHTS OF PARTICIPANTS

         7.1 EMPLOYMENT. Nothing in this Plan shall interfere with or limit in any way the right of the Corporation to terminate a Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Corporation.

         7.2 RESTRICTIONS ON ASSIGNMENTS. The interest of a Participant or his or her beneficiary under this Plan may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process, nor shall they be an asset in bankruptcy.

                            ARTICLE 8. ADMINISTRATION

         ADMINISTRATION. The Plan shall be administered by the Committee in accordance with any administrative guidelines and any rules that may be established from time to time by the Committee. The procedures, standards and provisions of this Plan for determining eligibility for and amounts of Awards in themselves confer no rights, duties or privileges upon Participants nor place obligations upon either the Committee or the Corporation. Accordingly, the Committee may, in making such determinations hereunder, deviate from such procedures and standards in whatever manner that it, in its judgment, deems appropriate.


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         The Committee shall have full power and authority to interpret, construe and administer the Plan and its interpretations and construction hereof, and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, and its decisions shall be binding and conclusive on all persons for all purposes.

         The Committee may name assistants who may be, but need not be, members of the Committee. Such assistants shall serve at the pleasure of the Committee, and shall perform such functions as are provided for herein and such other functions as may be assigned by the Committee.

         No member of the Board, Committee or any assistant shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own willful misconduct or lack of good faith.

                         ARTICLE 9. REQUIREMENTS OF LAW

         9.1 LAWS GOVERNING. This Plan shall be construed in accordance with and governed by the laws of the State of Ohio.

         9.2 WITHHOLDING TAXES. The Corporation shall have the right to deduct from all payments under this Plan any federal, local or state taxes required by the law to be withheld with respect to such payments.

         9.3 PLAN BINDING ON CORPORATION, EMPLOYEES AND THEIR SUCCESSORS. This Plan shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and each Participant and his or her beneficiaries, heirs, executors, administrators and legal representatives.

                             ARTICLE 10. FORFEITURES

         Notwithstanding any provision in this Plan to the contrary excepting only the provisions of Article 11, in the event the Committee finds

                  (a) that an Employee or former Employee who has an interest under this Plan has been discharged by his or her Employer in the reasonable belief (and such reasonable belief is the reason or one of the reasons for such discharge) that the

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                  Employee or former Employee did engage in fraud against the
                  Employer or anyone else, or

                  (b) that an Employee or former Employee who has an interest under this Plan has been convicted of a crime as a result of which it becomes illegal for his Employer to employ him or her, then any amounts held under this Plan for the benefit of such Employee or former Employee or his or her beneficiaries shall be forfeited and no longer payable to such Employee or former Employee or to any person claiming by or through such Employee or former Employee.

                          ARTICLE 11. CHANGE IN CONTROL

         11.1 TREATMENT OF AWARDS. In the event of a Change in Control the Corporation shall pay to each Active Participant on the Implementation Date of such Change in Control a lump sum cash payment equal to the amount hereinafter determined. Such payment shall be payable in cash to the Participant within five business days after the Implementation Date of such Change in Control and shall be payment in full to each such Participant for such Plan Cycle, each of which shall be deemed terminated by operation of this Article 11. No further Plan Cycles shall commence thereafter under this Plan.

         11.2 AMOUNT OF PAYMENT. The amount of the payment to be made as a consequence of a Change in Control shall, with respect to each Plan Cycle, be equal to the Maximum Award level (without regard to stockholder return during such abbreviated Plan Cycle) for the Participant for such Plan Cycle multiplied by a fraction the numerator of which is the number of full months completed from the commencement of the Plan Cycle to the Implementation Date of the Change in Control, and the denominator of which is 36.

         11.3 DEFINITION OF CHANGE IN CONTROL. Change in Control shall mean the occurrence of any of the following events:

                  (a) The Company is merged, consolidated or reorganized into or with another corporation or other legal person other than NCC, a successor of NCC (direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) ("Successor"),

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         or an affiliate of NCC or of a Successor and as a result of such merger, consolidation or reorganization less than fifty percent of the combined voting power of the then-outstanding securities of such resulting corporation or person immediately after such transaction are held by NCC, a Successor or an affiliate of NCC or of a Successor; or

                  (b) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than fifty percent of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held by NCC, a Successor or an affiliate of NCC or of a Successor, provided, however, that a Change in Control of NCC determined by the standards set forth herein or otherwise shall not constitute a Change in Control of the Company.

         11.4 EFFECTIVE DATE OF CHANGE IN CONTROL. Notwithstanding the foregoing, in the event a Change in Control ultimately results from discussions or negotiations involving the Corporation or any of its officers or directors, the "Effective Date" of such Change in Control shall be the date such discussions or negotiations commenced; otherwise, such Effective Date or Change in Control shall be the Implementation Date of such Change in Control.

         11.5 IMPLEMENTATION DATE OF CHANGE IN CONTROL. The "Implementation Date" shall be the earliest to occur of the events specified in subsections (a) or (b) of Section 11.3. As used herein, the Implementation Date of Change in Control shall be the last date of all current Plan Cycles.

         11.6 EFFECT OF CHANGE IN CONTROL, In addition to other vesting under the Plan, the opportunity of a Participant to participate to the end of all current Plan Cycles is vested in such Participant in the event of a Change in Control, as of the Effective Date of and such Change in Control.

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                            ARTICLE 12. MISCELLANEOUS

         In the event of the liquidation of the Corporation the Committee may make any provisions for holding, handling and distributing the amounts standing to the credit of the Participants or beneficiaries hereunder which, in the discretion of the Committee, are appropriate and equitable under all circumstances and which are consistent with the spirit and purposes of these provisions.

                    ARTICLE 13. AMENDMENT AND DISCONTINUANCE

         The Corporation expects to continue this Plan indefinitely, but reserves the right, by action of the Board, to amend it from time to time or to discontinue it. However, if the Board should amend or discontinue this Plan, the Corporation shall remain obligated under the Plan with respect to (1) Awards made final (and thus payable) by decision by the Committee prior to the date of such amendment or discontinuance, (2) Awards and rights of any Participant or beneficiary with respect to whom a Vesting Event has occurred.


          Executed as of this 5th day of May, 2000 at Louisville, Kentucky.


                                        NATIONAL PROCESSING COMPANY



                                        By: /s/ Robert G. Siefers
                                            ----------------------------


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